Exhibit 99.1

Filed by BioCryst Pharmaceuticals, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934 as amended

Subject Companies: BioCryst Pharmaceuticals, Inc.

Commission File No.: 000-23186

Important Additional Information and Where to Find It

BioCryst intends to file with the SEC a registration statement on Form S-4, which will also include a proxy statement and prospectus with respect to the proposed acquisition of Presidio. The final proxy statement/prospectus will be mailed to the stockholders of BioCryst. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction carefully and in its entirety when it becomes available because it will contain important information regarding BioCryst, Presidio and the proposed merger. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about BioCryst, without charge, at the SEC’s website (http://www.sec.gov/). Investors may also obtain these documents, without charge, from BioCryst’s website at http://investor.shareholder.com/biocryst/sec.cfm.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities in the equity financing.

Participants in the Merger Solicitation

BioCryst and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders with respect to the transactions contemplated by the merger agreement. Information regarding BioCryst’s directors and executive officers is contained in BioCryst’s 2011 Annual Report on Form 10-K filed with the SEC on March 6, 2012 and its definitive proxy statement filed with the SEC on April 9, 2012 in connection with its 2012 meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

BioCryst Forward-Looking Statements

This communication contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that the merger might not be completed for any number of reasons, most of which are outside of the control of BioCryst; that BioCryst may not be able to obtain the requisite financing on commercially reasonable terms or that the financing may be raised at prices below the currently prevailing price for BioCryst common stock; that integration of BioCryst and Presidio may prove more challenging than anticipated or that anticipated benefits of the merger may not be achieved, or may be achieved less rapidly than anticipated; the outcome of any legal proceedings that may be instituted against BioCryst or Presidio; risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, economic performance, indebtedness, financial condition, losses and future prospects, business and management strategies or the expansion and growth of Presidio’s operations; BioCryst’s ability to integrate Presidio’s business successfully after the closing of the merger agreement; and the risk that disruptions from the merger agreement will harm BioCryst’s or Presidio’s businesses. There can be no assurance that the proposed merger and financing will in fact be consummated. Other important factors include: that there can be no assurance that BioCryst’s or Presidio’s compounds will prove effective in clinical trials; that development and commercialization of BioCryst’s or Presidio’s compounds may not be successful; that BARDA/HHS may further condition, reduce or eliminate future funding of the peramivir program; that BioCryst, Presidio or licensees may not be able to enroll the required number of subjects in planned clinical trials of its product candidates and that such clinical trials may not be successfully completed; that the companies or licensees may not commence as expected additional human clinical trials with product candidates; that the FDA may require additional studies beyond the studies planned for product candidates or may not provide regulatory clearances which may result in delay of planned clinical trials, clinical hold with respect to such product candidate or the lack of market approval for such product candidate; that ongoing and future preclinical and clinical development may not have positive results; that the companies or licensees may not be able to continue future development of current and future development programs; that such development programs may never result in future product, license or royalty payments being received; that the companies may not be able to retain their current pharmaceutical and biotechnology partners for further development of their product candidates or may not reach favorable agreements with potential pharmaceutical and biotechnology partners for further development of product candidates; that their actual cash burn rate may not be consistent with its expectations; that BioCryst or Presidio may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst or Presidio. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

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EDITED TRANSCRIPT

BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

EVENT DATE/TIME: OCTOBER 18, 2012 / 12:30PM GMT

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

CORPORATE PARTICIPANTS

Rob Bennett BioCryst Pharmaceuticals, Inc. - Executive Director, IR

Jon Stonehouse BioCryst Pharmaceuticals, Inc. - President and CEO

Richard Colonno Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

Bill Sheridan BioCryst Pharmaceuticals, Inc. - SVP and Chief Medical Officer

CONFERENCE CALL PARTICIPANTS

Steve Byrne Bank of America - Analyst

Lisa Bayko JMP Securities - Analyst

Rahul Jasuja Noble Financial - Analyst

Katherine Xu William Blair - Analyst

Brian Abrahams Wells Fargo Securities - Analyst

Brian Skorney Brean Capital - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the BioCryst and Presidio merger overview conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session and instructions will follow at that time. (Operator Instructions). As a reminder, this conference is being recorded.

I would not like to turn the conference over to your host, Rob Bennett, Executive Director of Investor Relations. Sir, you may begin.

Rob Bennett - BioCryst Pharmaceuticals, Inc. - Executive Director, IR

Thank you. Good morning, everyone, and welcome to today’s call regarding the proposed BioCryst/Presidio merger. Today’s press release and accompanying slides for this call are available on our website at www.biocryst.com. At this time all participants are in a listen-only mode. Later, we will open up the call for your questions; and instructions for queuing up will be provided at that time.

Joining me on the call today are Dr. Rich Colonno, Chief Scientific Officer, and Ken Galbraith, Chairman of Presidio. And from BioCryst, Jon Stonehouse, Chief Executive Officer; Dr. Bill Sheridan, Chief Medical Officer; and Tom Staab, Chief Financial Officer.

Before we begin, I’ll read a portion of the formal statement as shown on slide 2 regarding risk factors associated with BioCryst in today’s call. Today’s conference call will contain forward-looking statements, including statements regarding future results, (technical difficulty) unaudited and forward-looking financial information, Company performance and achievements.

These statements are subject to known and unknown risks and uncertainties, which may cause our actual results, performance or achievements to be materially different from any future results or performance expressed or implied in this presentation. You should not place undue reliance on forward-looking statements. For additional information, including important risk factors, please refer to BioCryst documents filed with the SEC, which can be found on our Company website.

With that, I will turn the call over to Jon.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

Thank you, Rob. Good morning. And thanks, everyone, for joining us today. We are very pleased to have announced this morning the proposed merger of BioCryst and Presidio. And today we will share with you why this combination of people and assets creates a very exciting new company.

I’ll start by introducing Presidio, and then describing the strategic rationale for the deal and the deal terms. Presidio is a clinical-stage, privately held, San Francisco-based company with a portfolio of oral antivirals for hepatitis C, the most advanced of which is a high-quality, Phase II-ready, pan-genotypic NS5A inhibitor.

In addition to a promising pipeline, Presidio brings world-class hepatitis and virology experience and capabilities. As slide 3 shows, we have a two-pronged strategy. This merger is about bringing together attractive assets and talented people to focus on advancing an exciting portfolio of oral hepatitis C molecules with complementary targeting mechanisms, as well as a revolutionary world treatment for hereditary angioedema.

As you will hear from the presenters today, we have an exciting strategic plan and numerous significant milestones which can represent value-creating events in the coming months. It all starts with HCV. Together, the new company has three oral, pan-genotypic, antiviral drug candidates, each with a distinct and proven targeting mechanism. This creates a unique HCV portfolio with a potential for oral combination therapies where we hold worldwide rights, making us a formidable competitor in this dynamic market.

Our pipeline is further enhanced by an oral prophylactic drug candidate for a HAE that could be a game changer in the lives of patients suffering from the debilitating, disfiguring, and potentially fatal effects of hereditary angioedema. The approved prophylactic treatment CINRYZE is administered intravenously every 3 to 4 days, which burdens patients and caregivers, in contrast to a daily oral treatment.

In spite of this suboptimal profile, CINRYZE peak sales have been forecast to be over $700 million. Our kallikrein inhibitor, BCX4161, is positioned to be the first oral treatment for this orphan disease. This is an asset we plan to commercialize ourselves, creating meaningful value for shareholders.

Lastly, peramivir for influenza, and ulodesine for gout, represent potential near-term sources of non-dilutive cash to fund our innovative HCV and HAE programs.

The transaction is summarized on slide 4. This merger is structured as an all-stock transaction. The key conditions for closing the transaction include approval by BioCryst shareholders and a minimum $60 million capital raise, of which $25 million are contractually committed funding from Presidio’s shareholders. Upon satisfying the closing conditions, 24.5 million BioCryst shares will be issued to Presidio’s shareholders. The $25 million commitment from Presidio’s shareholders anchors this planned minimum $60 million capital raise, which is intended to fund the new company through several near-term value-creating events associated with advancing our pipeline.

We expect the merger to close in the first quarter of next year. The new company will be headquartered in North Carolina, with sites in San Francisco focused on hepatitis C; and a focus in Birmingham on drug discovery. After the closing of the deal, we will launch this company with a new name and a new stock ticker. We have significantly strengthened the BioCryst management team over the past few years. Now with the combination of Presidio and BioCryst, the new company management team is even stronger. Specifically, we will have one of the most experienced team of antiviral R&D leaders in the industry.

As you can see on slide 5, Rich Colonno and Nat Brown each possess over 20 years of industry experience, and a proven track record leading to the discovery and development of antivirals, including three of the top five selling hepatitis B treatments on the market today. In addition, they bring virology and clinical development capabilities that are critically important when conducting HCV drug development programs.

For example, in today’s competitive hepatitis C drug development arena, detailed virologic assessments are essential throughout the course of development, from preclinical through all phases of clinical testing.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

In addition to experienced leadership, the merged company will have an outstanding Board, as seen on slide 6. The proposed nine members of the Board have extensive and diverse relevant experience in biotech, pharma and especially in HCV. Its members also include savvy investors, such as the Baker Brothers, who have a track record of investing in successful HCV and HAE companies.

Ken Galbraith, current Chairman of Presidio, and general partner of Ventures West capital, will be the non-executive Chairman of the Board. Our ability to assemble this accomplished and esteemed Board also reflects their interest in the new company and their commitment to helping guide its success.

Now I’d like to turn it over to Rich Colonno, who will introduce the combined Company HCV strategy, portfolio, and Presidio’s promising compounds.

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

Thanks, Jon. Good morning. At Presidio, we have a passion for developing innovative antivirals for patients to address diseases such as hepatitis C. And we look forward to joining forces with the BioCryst team to pursue the exciting opportunities this merger creates.

Our primary strategic goal in HCV is to develop an oral antiviral combination that is both pan-genotypic, once-daily, effective and safe. The combined HCV portfolio shown on slide 8 consists of two compounds from Presidio, PPI-668, a Phase II-ready NS5A inhibitor; and PPI-383, a unique, pan-genotypic, non-nucleoside inhibitor; as well as BioCryst’s nucleoside inhibitor, BCX5191.

While 668 is currently ready to enter Phase II trials, both 5191 and 383 are expected to initiate Phase I studies in the coming months, and complete proof-of-concept trials in 2013. All three of these oral, pan-genotypic assets are owned by the new company, and are suitable either for development in combination with each other, or with other classes of DAAs to treat patients with HCV infection.

Slide 9 shows that, while we will develop our own proprietary combinations, we will also aggressively pursue external collaborations that can accelerate the development of any of our three HCV candidates and readily identify, in advance, curative combination regimens. We also plan to be creative and opportunistic in addressing important segments of the global HCV markets. For example, we could develop combinations that target the treatment of specific HCV genotypes or patients subpopulations, or develop combinations that could be specific to certain geographical regions, such as Asia.

Now let’s walk through each of our compounds in a little more detail, starting at 668, which clearly satisfies the criteria of an optimized NS5A inhibitor. As the graph on the right of slide 10 shows, it’s a once-daily oral inhibitor with exquisite antiviral potency and spectrum and replicon assays, but it’s equivalent to the DSM compound, the most advanced NS5A inhibitor in development. In addition, 668 has been shown to be additive to synergistic in preclinical combination studies, which inhibitors representative of each of the other mechanistic classes of HCV antivirals in development. Importantly, there was no evidence of any antagonism.

668 has recently completed three-month toxicology studies, and continues to exhibit a very clean safety profile. A key distinguishing feature and advantage of 668 is its PK profile.

Slide 11 summarizes our Phase I results, evaluating both single ascending doses and five-day repeat dosing at 320 milligrams per day, the highest dose we’ve tested, all of which have been well-tolerated. In contrast to many of the other NS5A inhibitors in development, 668 readily and quickly achieves very high micromolar peak plasma levels and excellent trough levels. Exposures are dose-proportional, and there’s no significant food affect. These high plasma levels are achieved following just a single dose. And the trough levels that are obtained are sufficient to cover the vast majority of pre-existing resistant variants harboring single resistant mutations.

The PK profile of 668 is both dose-proportional and textbook in its predictability. The results from these Phase Ia studies clearly support simple, once-daily oral dosing.

Slide 12 further illustrates the excellent PK profile of 668. The graph shows that in a five-day repeat dose cohort, utilizing a 320 milligram per day dose, plasma concentrations achieved steady-state after a single dose, and showed no evidence of accumulation or induced elimination over five days of dosing; as both the peak and trough levels are identical throughout the five-day dosing period. Unlike some NS5As, there is no like need for a loading dose. And 668 can achieve maximal efficacy in the early days of treatment.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

Slide 13 summarizes the design and exciting potency observed with 668 in our Phase Ia proof-of-concept trial. We evaluated three days of dosing at four dose levels, ranging from 40 milligrams to 240 milligrams a day. As in the Phase Ia study, all dose levels were well-tolerated. For all doses evaluated, sharp drops in viral load were observed, with a greater than 3 log reduction in achieved within 30 hours for all doses evaluated, including the lowest dose of 40 milligrams per day.

The 3.5 to 3.7 log reduction shown in the table, for doses of 80 milligrams and higher, are unsurpassed by any of the NS5A inhibitors currently in development. Importantly, and consistent with the PK profile as shown earlier, 668 monotherapy was shown to be effective in several patients who had 100% of their circulating virus composed of resistant variants harboring single amino acid substitutions. A detailed presentation of both the Phase Ia and Phase Ib trials will be presented at the upcoming AASLD meeting in November in Boston.

We will now shift to an overview of our two NS5B polymerase inhibitors, 383 and 5191. Unlike the NS5A protein, there are multiple targets that can be pursued to inhibit the NS5B polymerase protein pictured in the center of the slide. 383, on the left, is an allosteric non-nucleoside HCV inhibitor that targets a the Palm II site of the viral polymerase, one of the four sites targeted by non-nucleosides.

The preclinical profile of 383 suggests it has the potential to be a best-in-class non-nucleoside inhibitor, with its unique pan-genotypic activity. 5191, on the right, is a differentiated nucleoside inhibitor that targets the catalytic site of the NS5B polymerase. Like other nucs, it possesses pan-genotypic activity, a high genetic barrier to resistance, and could serve as a backbone for combination therapies.

The graph on slide 15 shows the unique spectrum feature of 383, with nearly equivalent antiviral potency across HCV genotypes 1 through 4. This is an important distinguishing feature from other non-nucs. For example, the non-nuc VX-222, currently in Phase II clinical development, is active against HCV genotype 1 but has no significant activity against the other genotypes tested. Like 668, 383 is additive to synergistic when combined with representative antivirals for all the other classes of DAAs.

383 also has an attractive preclinical profile. It is metabolically stable; selective for HCV; and shows no significant inhibition against a panel of cytochrome P450 isozymes, suggesting a low potential for drug interactions. It exhibits relatively low protein binding and has an encouraging PK profile in multiple animal species that supports daily oral dosing. We are currently conducting GLP tox studies to enable initiation of Phase I human trials in early 2013.

I will now turn the presentation over to Bill Sheridan for a review of the nucleoside 5191.

Bill Sheridan - BioCryst Pharmaceuticals, Inc. - SVP and Chief Medical Officer

Thanks, Rich, and good morning. 5191 is an adenosine nucleoside analog NS5B inhibitor. As shown on slide 16, like our two other HCV antivirals that Rich described, 5191 exhibits potent inhibitory activity across a broad range of genotypes. 5191 has excellent oral bioavailability, and is readily converted to high levels of the active triphosphate in both tissue culture cells, and also in rats and monkeys livers after oral dosing.

Animal PK predicts once-daily dosing in the clinic. And the human PK model, developed using replicon activity and animal PK data, predicts that low oral doses of 5191 will show antiviral activity and maintain adequate PK throughout the 24-hour period between doses in most patients.

Because 5191 is not a prodrug, it is easy to measure in plasma. And the animal data showed that the liver levels track well with plasma levels. We are excited to be now moving 5191 into clinical development, and anticipate starting first-in-human studies of 5191 this quarter.

We recognize that safety concerns for HCV nucs have been heightened by recent clinical findings for the guanosine analog prodrug, BMS-986094. And we will proceed with appropriate care and caution with the 5191 and clinical program. It is very clear that safety of dosing at levels that are effective against the target virus is the key success factor for nucs, including 5191.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

5191 has a very different chemical structure compared to BMS-986094. The ability to measure parent drug levels of 5191, and their correlation with liver levels, should aid in careful dose finding in clinical studies. 5191’s high potency, and the results of nonclinical safety testing, indicate that low oral doses of 5191 are likely to be in a safe dose range.

I would now like to shift to the second prong of the new company strategy, targeting orphan diseases, starting with slide 18. Hereditary angioedema, or HAE, is a very serious disease that affects about 6000 people in the United States. Attacks like the one illustrated can last up to five days, keeping sufferers out of work or school, on average of 100 days annually; and can also threaten life.

Current specific treatments for HAE have important limitations, including the need to maintain lifelong IV access. Leading HAE physicians and patient advocates consistently tell us that a specific, safe, effective oral treatment would be a revolutionary step forward.

The key pathway and targets for HAE drugs are illustrated in the diagram on slide 19. Kallikrein is fully validated as a target for HAE clinically. CINRYZE, Berinert and KALBITOR are all kallikrein inhibitors. BCX4161 is a small molecule specific inhibitor of kallikrein, the enzyme that forms bradykinin. Preclinical proof-of-concept for oral dosing in 4161 is illustrated on the next slide.

The PK curves on the left demonstrate high blood levels in rats after oral dosing. And in the right-hand panel, the PD curve shows sustained suppression of kallikrein after a single oral dose. As indicated on slide 21, 4161 is highly potent against the human enzyme, and this translates into very low EC50s in human plasma experiments that are shown in the figure.

In 51 human plasma samples, four had EC50s less than 12 nanomolar. Complete inhibition of kallikrein is seen with concentrations of 4161 ranging from only 50 to 100 nanomoles. So the exposure needed for efficacy is very low. The nonclinical safety program for IND is complete, and 4161 is on track to enter Phase I trials before the end of the year.

The kallikrein inhibition assay will serve as an important biomarker. Kallikrein activity is the key to HAE attacks. And the degree of durability of kallikrein inhibition from Phase I studies will likely be very predictive of success in the pivotal studies. We look forward to reviewing safety, PK, and PD effects of 4161 early next year.

I’d now like to hand the call back to Jon.

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

Thank you, Bill. Let me wrap up by reiterating what I said at the start of the call — the combination of our two companies create an exciting new company with a very attractive pipeline, as seen on slide 23. In addition to HCV and HAE programs that we focused on today, we also have two late-stage programs in influenza, with peramivir; and in gout, with ulodesine. Both these programs are potential contributors of value and cash flow in the short- to medium-term.

Turning to slide 24, we expect a number of important milestones between now and the end of next year. This quarter, we expect to initiate Phase I trials of 5191 and 4161; present additional 5191 and 668 results at AASLD; and complete the peramivir Phase III interim analysis. For ulodesine, our goal remains to secure a development partner as soon as possible, in order to initiate Phase III clinical trials.

In the first quarter of 2013, we expect to close the merger with Presidio; then complete proof-of-concept trials for 5191 and 383; as well as initial Phase II combination trials throughout the rest of the year. Lastly, we will complete the Phase I trial for 4161 by mid-2013.

In conclusion, as slide 25 illustrates, we’re building a new company — a company that starts with a portfolio of attractive assets and a clear focus on innovative treatments for HCV and HAE; has an experienced and successful management team; and, ultimately, leads to a number of clinical milestones through 2013 that could have meaningful impact on our valuation.

That concludes our remarks. We would now like to open it up to answer your questions.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

QUESTIONS AND ANSWERS

Operator

(Operator Instructions). Steve Byrne, Bank of America.

Steve Byrne - Bank of America - Analyst

Kind of a strategic question for you, Jon. This hep C space has grown quite crowded with newer efficacious drugs in recent years, just an explosion of new therapies. I’d like to get your thoughts on what propelled you to effectively double down in this? Presumably, an easier or a lower-risk approach for you would have been to just license your nuc. There’s certainly bigger players out there that probably would’ve liked to have gotten their hands on your nuc. So can you just talk a little bit about what led you down this path?

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

Yes, I’ll take a first shot at it, and then I’ll pass it over to Rich as well. I think the first point is, as you say, the space has huge opportunity. There is 170 million people worldwide. And while there are a lot of players in this space, it seems like every other week there’s new information about new approaches to treating the disease. And we also know there’s a lot of diversity in this patient population. And so we believe they remains to be a lot of opportunity for multiple players in the space.

What attracted us to Presidio is we’ve got a Phase II-ready, high-quality NS5A inhibitor. And you know that we have to — you have to do combination studies. And combination therapy, as we’ve learned from HIV, is going to be key to treating patients successfully. So having the ability to do these studies creates greater value than out-licensing our nuc after, say, Phase Ib. So that was really the rationale for doing this. We think there is much more value to be created here for shareholders.

I don’t know, Rich, if you want to add anything.

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

Yes, just a couple of things. Clearly, the field is rapidly moving, and it continues to evolve. But what has been clear over the years is that we’ve gone from a time when people believed 7977 alone would cure everybody with hepatitis C as modest monotherapy; to where we are today, where a number of presentations to be presented in a month or so that show that you need three or maybe even four drugs.

If you going to be successful in this area, you’re going to have to accumulate several assets, put them together; because it’s unclear right exactly which assets together give you the best possible combination. In particular, because our target is somewhat different than a number of other companies, we are going for the pan-genotypic kind of combination.

And if you look through the list of drugs that are in development that actually satisfy that criteria, it’s a much shorter list. We think where we are now is very competitive. And putting all these particular drugs together, I think, in one portfolio — and it’s probably not the end for us, either. We are hopeful to pursue other compounds externally, via collaborations or in licensing, to really put together a really competitive portfolio.

Steve Byrne - Bank of America - Analyst

And just one other one for you, Jon, on licensing ulodesine. Is that process taking longer than you expected, or is there still a fair amount of interest out there for it?

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

We remain in discussions with parties. Our goal remains the same, that we want to get the Phase III started. And so the sooner we can complete the transaction the better. It’s always difficult to predict the timing of these kinds of transactions. But that’s still absolutely a goal of ours, and we continue to pursue it aggressively.

Steve Byrne - Bank of America - Analyst

Thank you.

Operator

Lisa Bayko, JMP Securities.

Lisa Bayko - JMP Securities - Analyst

Congratulations on the deal. That’s certainly a great step forward in your hep C. program. Can you give us a sense of how much data both time and number of patients you need to feel comfortable before you combine your — now two programs? That would be my first question.

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

Well, for each of the HCV assets, and we would like to be — well, it’s a staged approach, of course. We have to do proof-of-concepts for our early compounds. So we have two of them that have to get to that stage of doing three days. And those studies are approximately 40 — so you combine 1A, 1B, you probably 80 patients.

Clearly, the next stage and most important stage, I think and the answer to your question is, we really feel comfortable after these compounds have gone through 12 weeks of therapy and in whatever combination is available. We like combine it with drugs that have already been through 12 weeks, of course. So the only real drug that is being tested during that 12-week period would be each individual drugs — each of the individual drugs.

And then, once it gets past the 12-week study — which could be, again, 20 to 40 or higher patients, depending on the number of arms - then we feel very comfortable combining those into longer studies, IIb studies, et cetera, with more patients.

Lisa Bayko - JMP Securities - Analyst

Okay. That’s helpful, thank you. And then, what about triple combinations, which are non-nuc? Is that something on the horizon?

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

Absolutely. And we really believe that the triple combination is really going to be the key. We know, again, we already have evidence that we can get to that sort of holy grail place of 100% cure rate with combinations. Again, we’d like to add the pan-genotypic part to that.

But, again, accumulating multiple classes of assets allows you to construct those types of triple combinations which really give you the extra insurance and fills up the resistance profile and barrier that you will need.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

And the other thing is, you do or do not need nucs, so again, we are really opening up the possibilities here with having a number of different mechanisms for our compounds that we can combine in different ways. We’re not limiting to any particular combination. We will be open to looking at the data and deciding which combination is the best. We don’t need to come up with six combinations. We need to come up what with a really good, winning, competitive combination. So we will test out several variations of this.

Lisa Bayko - JMP Securities - Analyst

Okay, great. And then, just one final question on slide 16. For the IC50, 7977, and genotype 1a, I noticed there wasn’t a bar there. Could you just remind us of that number? And that’s my final question, thank you.

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

Sorry, could you just repeat that question again?

Lisa Bayko - JMP Securities - Analyst

Yes, on slide 16, the IC50 for genotype 1a for 7977, I didn’t see a bar there for that. I was hoping you could remind us of that number. Thanks.

Bill Sheridan - BioCryst Pharmaceuticals, Inc. - SVP and Chief Medical Officer

Yes, the bar — you’re given 7977 from a publication by Lamb. And in that particular publication, there was no genotype 1a reported.

Lisa Bayko - JMP Securities - Analyst

Okay. Do you happen to know what is it offhand, just for comparative purposes?

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

No, we truly don’t.

Lisa Bayko - JMP Securities - Analyst

Okay. Thanks a lot.

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

This is Rich. I can extend the answer. We would expect it to be very comparable — nucleosides do not really show any spectrum issues. They are pan-genotypic; they seem to work against all the genotypes. So the fact that there is no bar there for 1a, I would expect, based on all the knowledge we have of nucleosides, that it would be a comparable level of activity.

Lisa Bayko - JMP Securities - Analyst

Okay, fair enough. Thanks a lot and, again, congratulations.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

Thank you.

Operator

Rahul Jasuja, Noble Financial.

Rahul Jasuja - Noble Financial - Analyst

Jon and team, congratulations. This seems like a very solid merger. Two of my questions, really — a couple of my questions have been answered. But let me just stick to the hep C area. Just listening at the big picture here, and what’s happening on a parallel track, is it fair to say that your approach going forward with these three assets would really be looking at — one avenue, looking at therapy in combination with your assets, with an interferon regiment; plus another avenue looking at interferon-free, because that seems to be where things are going. Especially — we saw some data recently, I think it was Abbott. Could you comment on interferon-free and interferon-based therapies going forward with your three assets?

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

Let me take the first shot, and then you can jump in. I think everybody is trying to move away from interferon. What we love about this combination of assets and the new company is that you’ve got three distinct mechanisms targeting the virus. And so we believe that has the potential, as we’ve said, to be the holy grail of oral, once-a-day, pan-genotypic therapy for many patients in HCV.

I think the other piece is, we also see this space — and Rich mentioned this in his part of the presentation — of being opportunistic. I talked about the diversity of patients — geographically it’s diverse. And so we are going to also be very opportunistic about different types of patients and going after those markets as well. Rich?

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

Right, and the data will drive it. I think not only our data but clearly and most importantly, data from others. Because people are, again, putting together many different types of combinations. And we have achieved levels that I think are exciting for patients especially. You cannot do any cure, at 100% cure, or [aid it] in 12 weeks without interferon — with limited side effects with oral drugs is a tremendous, tremendous advance forward.

But it’s just not clear today what combination is going to be the optimal, most competitive one in the marketplace. While there are many combinations being tried, they are all in Phase, II, and most of them, quite frankly, are targeted against genotype 1. They don’t have pan-genotypic activity.

The only one that’s actually in Phase III right now, that’s an oral combination, is the 779 — excuse me, 7977-plus-ribavirin combination, which is again targeted towards genotypes 2 and 3, so of very limited indication. So I think that the field is really wide open. We are learning a lot. But we do know — and one important message we do note to date — and again back to my earlier point about trying different kinds of combinations, and not being limited to any particular ones, is that not all triples or doubles are the same.

We have some combinations that just do not perform as well as others. And so the message we’ve learned is you have to have good potent drugs if that combination is going to work. If you have weak drugs in combination, that combination is just not going to be as successful as those that have, again, the right kind of PK; the right kind of potency; overall tolerance; these kinds of things.

We’re just sorting this out. And it’s a lot of work that has to be done. And a lot of people are doing this work at many different companies, of course. But I think the answer is still not in which combination is going to be the ideal, perfect one at the end.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

Rahul Jasuja - Noble Financial - Analyst

And, Rich, is it true that Phase I data from the Presidio pipeline on 668, will you present it that AASLD?

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

That’s correct.

Rahul Jasuja - Noble Financial - Analyst

And one final question. Jon, there was something about regional areas and geography mentioned, are you alluding to getting — to targeting — so, the BRIC countries that have a high hepatitis C population, albeit maybe different genotypes. Maybe Brazil and China and India and so on. Is that one of the targets?

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

Yes, absolutely. And I think for a company our size, that’s doable, and certainly something that we’re going to pursue and explore. So, yes.

Rahul Jasuja - Noble Financial - Analyst

Great, thanks.

Operator

Katherine Xu, William Blair.

Katherine Xu - William Blair - Analyst

Hi, good morning, and congratulations on the merger as well. Rich, I have a question. For 383, the PK, have you demonstrated — also for the PK [third] factors, it has a pretty high pharmacological barriers for resistance?

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

Well, again, non-nucs are little bit different. I think non-nucs we are targeting to have a PK profile similar to 668. And our selection process — and as we optimize to find a lead compound, we try to duplicate that kind of PK profile. And in particular, the key points being, can we get to micromolar Cmaxes, and can we maintain fairly high Cmins? And these are the things that are going to drive or help create the resistance barrier.

But, again, there are always going to be used in combinations. So the non-nucs will simply contribute to that. But we do want it to be pan-genotypic. And we’re quite excited about 383, when you look at all the non-nucs that are in development and you see the activity that has across the board. We haven’t tested 5 and 6, that’s why they’re not on the graph. It’s not that they don’t work against number 5 or 6, but we will eventually when we get those things constructed.

But, clearly, you can see it’s distinguished from VX-222, et cetera, so we’ll have to see. The PK is on animals and, again, with the caveat that we always have in drug discovery and early development. We’ll see how it translates into humans. But we are getting to the point where we’re fairly close to actually during the first human study and then we’ll see what the PK is and we can adjust accordingly.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

The big advantage — the other advantage which I want to emphasize with the non-nuc that we have — is the relatively low protein binding. And that also helps with the PK. The five-day inhibitors, protease inhibitors, across the board, 98%, 99% protein bound, which leaves 1% or 2% of your drug free to actually work against the viral target.

In the case of this non-nuc, we’re only getting about 66% protein binding that that’s a significant difference. Because if you do serum experiments with the replicon system or you had human serum, and see the serum shift, there’s actually zero shift with the non-nuc; whereas with the 5A, you get about a tenfold shift.

All things being equal, you would get 10 times the amount of drug for your buck so you can get the same kind of PK. So we think there are a couple of advantages going in with the non-nucs. But clearly, the non-nucs, while they’re potent, I mean we have the single-digit man or animal activity that clearly aren’t as exquisitely potent as the 5As, which are peak of [molar] activity.

Katherine Xu - William Blair - Analyst

Great, thank you. And then a question for Bill, if possible. Just curious, you’re going into type I setting with 5191; do you think there’s any specific or special requirement or specifications for from the FDA for conducting the Phase I. And also any preclinical requirements, just in light of the recent safety concerns on the nucs? Anything special that you’re encountering?

Bill Sheridan - BioCryst Pharmaceuticals, Inc. - SVP and Chief Medical Officer

Obviously, the events are surrounding the BMS compound are very tragic for the individuals involved. I think it’s just another reminder that we have to be very careful. And, of course, we are going to be very careful. As we go through the IND filing process and the initiation of the studies, we will work very closely with the FDA and with the principal investigators and hepatitis experts, clinical trial experts, to make sure that the appropriate preclinical safety assessments have all been done and that the appropriate monitoring in the clinic is in place.

And we’re going to do that in full compliance, of course. So I think that, in general, you can expect there to be heightened scrutiny on introduction of nucleoside analogs of hepatitis C into the clinic, given the circumstances.

Katherine Xu - William Blair - Analyst

All right. And then on 4161, can you just comment on the monthly update on the therapeutic window? Do you still feel comfortable there?

Bill Sheridan - BioCryst Pharmaceuticals, Inc. - SVP and Chief Medical Officer

Very, very comfortable. The profile of 4161 is that it’s a very specific serine protease inhibitor, which is a difficult thing to do with a small molecule. It’s easy to make a serine protease inhibitor, but making it relatively specific is very hard. Other than plasma kallikrein, the only other enzyme that has any activity is tissue factor factor VIIa. However of the therapeutic window is very large. And we’ve confirmed that both in the lab bench experiments and also in oral dosing experiments in animals.

So the effect that you would see would be anticoagulation and therefore bleeding if you really inhibited tissue factor VIIa in a meaningful way. The concentrations we need to do that are hundreds of times higher than the concentrations we need to inhibit kallikrein. So we are very comfortable with the window there.

Katherine Xu - William Blair - Analyst

Great. And one last question, if I may, for Jon. Strategically, for HCV, it’s a huge undertaking, if you’re going into a Phase III and marketing and all that. So just curious, are you building that company and portfolio to sell or are you really building this company to be fully integrated?

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

Yes, we’re building this company to create value for shareholders. And we’ll do that in a practical and thoughtful way, recognizing capital constraints and our capabilities.

At the end of the day, I think what’s great about this combination is it gives us flexibility. We’ve got assets that we can take a long distance, all the way to commercialization if we want to. And if they are very attractive to others, we’ll be open and listening to others if they’d like to get access to them.

With HAE, we’ve said very clearly that we’re going to commercialize that molecular. Because it’s a small salesforce, huge opportunity, and creates massive value for shareholders. And so that — it’s not this specific business model or whatever you want to call it. It’s just creating real value for shareholders by doing high-quality work and having the flexibility to make those choices.

Katherine Xu - William Blair - Analyst

Thank you.

Operator

Brian Abrahams, Wells Fargo Securities.

Brian Abrahams - Wells Fargo Securities - Analyst

Hi, thanks very much for taking my question, and congratulations on the deal. Three quick questions. Can you remind us how much preclinical work you’ve done, combining 5191 with 668 and/or 383? Second, can you talk through the potential mechanistic advantages of using a nucleoside versus instead of a nucleotide, for instance. You might get better coverage for that extra hepatic viral reservoirs, or might it have an advantage in patients with more impaired liver? And then lastly, I guess for BioCryst, obviously there’s several companies developing NS5A inhibitors. Can you talk about the level of due diligence on the IP for the NS5A inhibitors for 668, and your level of confidence and freedom to operate there? Thanks very much.

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

Sure. So I’ll let Rich take the first one; Bill take the second one; I’ll take the third one.

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

Okay, thanks for the question. We have done combination studies, the traditional in vitro combination studies in replicon cells with a variety of different 5A inhibitors and expressly with 668. We’ve done it in combination with representative drugs for each of the different therapeutic classes, including nucleosides.

However, we do not have access to 5191. We have not had access until just recently. Those particular experiments head to head our involving both comments compounds specifically have not been done. But given our experience of having done these many times we have never seen a difference combining inning any of our 5A and we’ve tested probably seven of them, in combination with nucleoside, different nucleoside nucleosides, that is ever given a different result other than additive to somewhat synergistic combination that comes out of that.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

So we haven’t tested these compounds directly, in particular with 5191. We have done 668 and 383 together and, again, those are again additive to synergistic. So we find with all these combination studies with these particular compounds, the number one objective you look for is you want to make sure that they are not antagonistic. And we never see any antagonism in any of the combinations.

The second thing you look for is there any particular class that is either better than others or worse than others, or can it be used in combination with any other class. And that is the results of those studies, that these combinations, for the most part, are additive to synergistic regardless of the type of inhibitor. And these also include cyclophilins, these include interferon, includes ribavirin; again nucs, protease inhibitors and non-nucs. But we haven’t done the specific combination of 5191 with 668.

Bill Sheridan - BioCryst Pharmaceuticals, Inc. - SVP and Chief Medical Officer

Thanks for the question. It is actually a very interesting question, and 5191 is not a prodrug. Some of the problems with using prodrugs all around, being uncertain of where you are in the PK/PD curve, because you actually can’t really measure the parent drug in the plasma. It gets taken up into the liver, with first pass metabolism and then the prodrug [completed] off.

And you wind up measuring a metabolite, and not knowing how much that really correlates with what’s going on in the liver. And as a matter of fact, with several of the prodrugs that have been put into development, the dose ranging studies have been somewhat problematic in some cases, having to go down in dose; in other cases, having to take a long time to go up in dose, because of just uncertainty about where you are.

so I think a key technical advantage to having a nucleoside parent compound that has high oral bioavailability and a tight relationship of the plasma parent drug levels to the liver of drug and the liver drug triphosphate levels is that you can know where you are. So we have very extensive animal PK. We’ve developed a human PK model and we fully intend to plot all the PK points that we get out of the that Phase I clinical pharmacology study against their predictions from the model, and we should know where we are.

And as we take it forward into a Phase Ib study with a hepatitis C patients, the PK/PD relationship will also be incredibly informative about helping us select doses for further study. So I think that’s a key characteristic of the drug, and it is a significant difference to the prodrugs.

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

So, Brian, I’ll take that last one about IP. Obviously the HCV space is crowded. And it’s not restricted to just the NS5As; it’s crowded with all different direct acting antivirals.

We did very thorough due diligence. I come from a much bigger companies where we worked on deals before. And the quality of the diligence here, bringing in the outside experts, was incredibly thorough. And the bottom line is, we are comfortable with the IP position; otherwise we wouldn’t have moved forward with the deal.

Brian Abrahams - Wells Fargo Securities - Analyst

Okay, fair enough. Thanks very much for all the color, and congrats again.

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

Thank you.

Operator

Brian Skorney, Brean Capital.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

Brian Skorney - Brean Capital - Analyst

Congrats on the deal, and thanks for taking the questions. I guess I just had a couple of quick ones on BCX5191. I’m wondering if you could describe the sugar structure of the molecule. I know you gave us the base, but I think we’re seeing more and more that the sugar is playing an important role here, too. And then could you just detail how many weeks of animal tox have been done on this drug so far?

Bill Sheridan - BioCryst Pharmaceuticals, Inc. - SVP and Chief Medical Officer

Thanks for the questions. So maybe — I’m not going to talk about the details of the clinical structure, but what I can tell you is that if you compare the BMS compound to this one, the BMS compound has a natural base, guanine, attached to a modified ribose sugar as the nucleoside component of the drug. 5191 has a modified adenosine base and also a modified sugar. So it’s very different from that perspective.

And in terms of thinking about how the body is going to look at the compound, when you have a natural base, it may be more likely that the compound might interact with pathways that involve that particular nucleoside, in this case guanosine for BMS. If you don’t have a natural base, maybe it’s less like that that compound will interact with pathways that involve that nucleoside, in this case adenosine. So other than that, I don’t want to comment on the molecular structure.

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

And the second question was on the weeks of tox.

Bill Sheridan - BioCryst Pharmaceuticals, Inc. - SVP and Chief Medical Officer

The weeks of tox, I think that the IND-enabling tox, you’ve got typically a choice of doing either two-week studies or four-week studies. We typically choose the latter. And that’s typically done in two species, as specified by the regulations. One has to be a rodent and the other one a nonrodent.

Brian Skorney - Brean Capital - Analyst

Got you. And then maybe if I can try to back into my first question with a different sort of question, what sort of NS5B mutations are conferring resistance to 5191?

Bill Sheridan - BioCryst Pharmaceuticals, Inc. - SVP and Chief Medical Officer

So I think that the field is very consistent, and I’ll also ask Rich to comment on this. But one of the attractive features of targeting the enzyme active site of NS5B with nucss is that that active site has to actually make the viral RNA and put the next base — the next component of the RNA onto the growing strand. So the viral RNA is about 10,000 base-pins long, and you’ve got, with any particular drug, you’ve got on average about 2500 chances to interrupt the chain and cause a chain break. And it’s very difficult for random mutations to maintain viral thickness if they interrupt the binding of the natural compounds into the enzyme active site.

So the one that has been identified in laboratory studies is S282T, and I think that you expect to see a bit of a shift in potency with all NS5B nucss. Other than that, I don’t think the field has identified any other mutations that are relevant, and it’s been very — it’s either very difficult or very rare to see that actually crop up in a study.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

Brian Skorney - Brean Capital - Analyst

Well, actually, my understanding is S282T is specific to the methyl modification, because I think the [thorazitocytidine] nucleoside that Rose had under development didn’t select for that; it selected for S96T mutations. So should I take that to imply that it is a two-methyl nucleoside?

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

No, I think it — this is Rich — at this point, we really haven’t done — I mean, they really clearly hadn’t done an extensive or comprehensive resistance analysis on this. I think now that we have access to this compound, we will bring it over to Presidio. We had a very large collection of replicons with all kinds of mutations in both 5A gene and the 5B gene. And then we will do actual passage studies also to try to get a better, comprehensive answer to this. But right now, I think it’s very difficult to answer because the data we have is very limited.

Brian Skorney - Brean Capital - Analyst

Okay. Thank you.

Operator

(Operator Instructions). Lisa Bayko, JMP Securities.

Lisa Bayko - JMP Securities - Analyst

Thanks a lot. I just wanted to ask a couple follow-up questions on BCX-5191. Have you looked and compared 5191 to 7977 in the replicon model? And could you comment on the comparative hepatory concentrations there?

Bill Sheridan - BioCryst Pharmaceuticals, Inc. - SVP and Chief Medical Officer

So the toxic studies have certainly been done. I think the key to the action of the nucs is what is the concentration of the drug triphosphate in the cell. And if you look on our website, we presented data previously that indicates that 5191 is taken up very efficiently by normal human hepatocytes in the lab. It’s not taken up very efficiently and converted into the triphosphate by replicon cells.

The replicon parent cell lines come from human hepatocellular carcinoma lines, and they are very abnormal cells that are [immobilized] and have a lot of genetic abnormalities. And between one nuke and the next, you don’t know in advance how efficiently that type of a cell line is going to convert the nuke into the triphosphate. But if you look at the actual triphosphate level in the replicon cells, there are very similar EC50s for the triphosphate.

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

Yes, let me just add one more thing, Lisa. I think one of the things that was really attractive to doing this deal, in addition to the high-quality assets, was Rich and the team at Presidio and their capability, as Rich said, they have hundreds of cell lines for replicon. And our ability to start doing more research with their capability was an attractive part of this merger.

Lisa Bayko - JMP Securities - Analyst

Fair enough. And then one question on PPI-668, the NS5A inhibitor. How does that compare to some of the resistance profiles to daclatasvir? I know daclatasvir does have some resistance issues, and there have been subsequent NS5As developed with that profile in mind and actually with higher [potent take at some of those resistant views]. And so I’m just wondering how 668 kind of — where it falls on that scale.

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OCTOBER 18, 2012 / 12:30PM, BCRX - BioCryst Pharmaceuticals and Presidio Pharmaceuticals to Merge - Conference Call

Richard Colonno - Presidio Pharmaceuticals, Inc. - Chief Scientific Officer

Yes, we find that they are very similar to the spectrum, actually, that I showed you in the slide. The resistance profile is also very, very similar. The advantage of those two compounds, actually, as distinguished from all the other 5A inhibitors, is the PK profile. So while it may not be as good in terms of replicon data as the Achillion 3102, the PK of both the BMS and our 668 are able to get very high Cmax levels and much higher trough levels than other NS5As.

And that translates into two things — as I said, unprecedented potency in terms of the viral load drops, but more importantly, we’ve done a very comprehensive job of looking at this. The ability to cover resistant variants that are their baseline, which, again, as you know, frequently occurs in patients that are treated with 5A inhibitors, these mutants exist before treatment. The ability to cover those in monotherapy is quite impressive, and again, is the final net result, that the PK is high enough to compensate for whatever resistance is actually there. I think you only get in trouble with these inhibitors when you add (technical difficulty) 1A and 1B.

Lisa Bayko - JMP Securities - Analyst

Okay, great. Thank you very much.

Operator

Thank you. I’m showing no further questions at this time. I would now like to turn the conference back over to Jon Stonehouse for closing remarks.

Jon Stonehouse - BioCryst Pharmaceuticals, Inc. - President and CEO

Thank you. Really appreciate everybody’s interest today. In my couple decades of experience, I’ve seen a deal or two in that time period. And one of the things that I’ve learned is it’s not about getting a deal done, but what you do with the assets and the people that really creates value. So, rest assured, we get that. We understand that. And we will work incredibly hard to make this transaction and this new Company valuable to shareholders. So, as always, we appreciate your interest, and your interest in the new Company. Thank you.

Operator

Thank you. Ladies and gentlemen, this concludes today’s conference. Thank you for your participation, and have a wonderful day.

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